UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2025

Utz Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38686	85-2751850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 High Street
Hanover, PA 17331
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (717) 637-6644

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On July 31, 2025, Utz Brands, Inc. (NYSE: UTZ) (the “Company”) announced via press release the Company’s financial results for the fiscal quarter ended June 29, 2025. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.02. The information and exhibit contained in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Removal of Principal Accounting Officer; Appointment of Principal Accounting Officer
The Board of Directors of the Company has determined that, effective as of August 15, 2025, Ryan Tewey, the Company’s current Vice President, Controller, will be designated as the Company’s Principal Accounting Officer, and William J. Kelley Jr., the Company’s Executive Vice President, Chief Financial Officer and current Principal Accounting Officer, will cease to serve as the Principal Accounting Officer. Mr. Kelley will continue to serve as the Company’s Executive Vice President, Chief Financial Officer.
Mr. Tewey joined the Company in October 2020 and has served as Vice President, Controller since January 2024 where he is responsible for the Company’s corporate accounting function, shared services, external reporting, technical accounting, internal controls, and implementation of new accounting standards. Prior to his current position, Mr. Tewey served as Senior Director of Accounting from March 2023 to January 2024, and prior to that he served as Director of Accounting from October 2020 to March 2023. Prior to joining Utz, Mr. Tewey served as Senior Manager, Financial Reporting at Sinclair, Inc., a diversified media company, from April 2013 to October 2020, where he led the company’s internal and external reporting and other corporate accounting activities. Mr. Tewey also served in roles of increasing responsibility within the audit practice at KPMG LLP, a multinational professional services network and accounting firm, from January 2008 to April 2013. Mr. Tewey earned a Bachelor of Business Administration in Finance and a Master of Business Administration in Accounting from Loyola University, Maryland.
There were no new arrangements or modifications to existing arrangements entered into with Mr. Tewey in connection with his designation as the Company’s Principal Accounting Officer.
The designation of Mr. Tewey to serve as the Company’s Principal Accounting Officer was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Tewey and any director or other executive officer of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Tewey and the Company.
Item 7.01 Regulation FD Disclosure.
The Company will hold a conference call and webcast on July 31, 2025 (see information in the press release and under “Events & Presentations” of the Company’s website https://investors.utzsnacks.com). A copy of the slide materials to be discussed during the conference call and webcast is being furnished pursuant to Regulation FD as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01. A copy of the slide materials has also been posted to the Company’s website at https://investors.utzsnacks.com. The information and exhibit contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Utz Brands, Inc. Press Release (dated July 31, 2025)
99.2	Presentation of Utz Brands, Inc. Q2 2025 Earnings Call (July 31, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Utz Brands, Inc.

Date: July 31, 2025
By: /s/ William J. Kelley Jr.
Name: William J. Kelley Jr.
Title: Executive Vice President,
Chief Financial Officer and Principal Accounting Officer